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                                                                 Exhibit 99.14

Form W-8BEN

(October 1998)                                                 OMB No. 1545-1621
Department of the Treasury
Internal Revenue Service

                Certificate of Foreign Status of Beneficial Owner
                        for United States Tax Withholding
             > Section references are to the Internal Revenue Code.
                          > See separate instructions.
               > Give this form to the withholding agent or payer.
                             Do not send to the IRS.
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Do not use this form for:                                     Instead, use Form:

o   A U.S. citizen or other U.S. person, including a
    resident alien individual .............................................  W-9
o   A foreign partnership (see instructions for
    exceptions) ............................................... W-8ECI or W-8IMY
o   A foreign government, international organization,
    foreign central bank of issue, tax-exempt
    organization, or private foundation, claiming the
    applicability of section(s) 501(c), 892, 895, or
    1443(b) ................................................... W-8ECI or W-8EXP
o   A person acting as an intermediary .................................. W-8IMY
o   A person claiming an exemption from U.S.
    withholding on income effectively connected with
    the conduct of a trade or business in the United
    States .............................................................. W-8ECI
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Part I    Identification of Beneficial Owner (See instructions.)
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1     Name of individual or organization that is the beneficial owner

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2     Country of incorporation or organization

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3      Type of beneficial owner

      |_| Individual |_| Corporation |_| Disregarded entity   |_| Partnership

      |_| Trust      |_|Estate       |_| Foreign government

      |_| International organization |_| Foreign central bank of issue

      |_| Foreign tax-exempt organization
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4     Permanent residence address (street, apt. or suite no., or rural route).
      Do not use a P.O. box.

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      City or town, state or province. Include postal code where appropriate.

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      Country (do not abbreviate)

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5     Mailing address (if different from above)

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      City or town, state or province. Include postal code where appropriate.

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      Country (do not abbreviate)

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6     U.S. taxpayer identification number, if required (see instructions)

                                     |_| SSN or ITIN    |_| EIN
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7     Foreign tax identifying number, if any (optional)

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8     Account number(s) (optional)
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Part II   Claim of Tax Treaty Benefits (if applicable)
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9     I certify that (check all that apply):

      a |_| The beneficial owner is a resident of ______________ within the meaning of the income tax treaty between the United States and that country.

      b |_| If required, the U.S. taxpayer identification number is stated on line 6 (see instructions).

      c |_| The beneficial owner is not an individual, derives the income for which the treaty benefits are claimed, and, if applicable, meets the requirements of the treaty article dealing with limitation on benefits (see instructions).

      d |_| The beneficial owner is not an individual, is claiming treaty benefits for dividends received from a foreign corporation or interest from a U.S. trade or business of a foreign corporation, and meets qualified resident status (see instructions).

      e |_| The beneficial owner is related to the person obligated to pay the income within the meaning of section 267(b) or 707(b), and will file Form 8833 if the amount subject to withholding received during a calendar year exceeds, in the aggregate, $500,000.

10 Special rates and conditions (if applicable--see instructions): The beneficial owner is claiming the provisions of Article ______________ of the treaty identified on line 9a above to claim a ________% rate of withholding on (specify type of income):________________ .
      Explain the reasons the beneficial owner meets the terms of the treaty article: _________________________________________________________________
      __________________________________________________________________________

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Part III  Notional Principal Contracts
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11 |_| I have provided or will provide a statement that identifies those notional principal contracts from which the income is not effectively connected with the conduct of a trade or business in the United States. I agree to update this statement as required.
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Part IV   Certification
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Under penalties of perjury, I declare that I have examined the information on this form and to the best of my knowledge and belief it is true, correct, and complete.
I further certify under penalties of perjury that:

o I am the beneficial owner (or am authorized to sign for the beneficial owner) of all the income to which this form relates,
o     The beneficial owner is a foreign person,
o The income to which this form relates is not effectively connected with the conduct of a trade or business in the United States,
o For broker transactions or barter exchanges, the beneficial owner is an exempt foreign person as defined in the instructions,
o Any income from a notional principal contract to which this form relates is not effectively connected with the conduct of a trade or business within the United States, and
o I am not a former citizen or long-term resident of the United States subject to section 877 (relating to certain acts of expatriation) or, if I am subject to section 877, I am nevertheless entitled to treaty benefits with respect to the amounts received.


Sign Here > ____________________________________________________________________
            Signature of beneficial owner (or individual authorized to sign for beneficial owner)

            _______________________________
                          Date

            _______________________________
            Capacity in which acting

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For Paperwork Reduction Act Notice,      Cat. No. 25047Z     Form W-8BEN (10-98)
see separate instructions.
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Instructions for Form                          [LOGO] Department of the Treasury
W-8BEN                                                  Internal Revenue Service

(October 1998)

Certificate of Foreign Status of Beneficial Owner for
United States Tax Withholding

Section references are to the Internal Revenue Code unless otherwise noted.
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General Instructions

Purpose of Form. Foreign persons are subject to U.S. tax at a 30% rate on income they receive from U.S. sources that consists of:

o     Interest (including certain original issue discount (OID));
o     Dividends;
o     Rents;
o     Royalties;
o     Premiums;
o     Annuities;
o     Compensation for, or in expectation of, services performed;
o     Substitute payments in a securities lending transaction; or
o Other fixed or determinable annual or periodical gains, profits, or income.

      This tax is imposed on the gross amount paid and is generally collected by withholding on that amount. A payment is considered to have been made whether it is made directly to the beneficial owner or to another person, such as an intermediary, agent, or partnership, for the benefit of the beneficial owner.

      If you receive certain types of income, you must provide Form W-8BEN to:

o     Establish that you are a foreign person;
o Claim that you are the beneficial owner of the income for which Form W-8BEN is being provided; and
o If applicable, claim a reduced rate of, or exemption from, withholding as a resident of a foreign country with which the United States has an income tax treaty.

      You may also be required to submit Form W-8BEN to claim an exception from domestic information reporting and backup withholding at a 31% rate, including for certain types of income that are not subject to foreign-person withholding. Such income includes:

o     Broker proceeds.
o     Short-term (183 days or less) original issue discount (OID).
o     Bank deposit interest.
o     Foreign source interest, dividends, rents, or royalties.
o Proceeds from a wager placed by a nonresident alien individual in the games of blackjack, baccarat, craps, roulette, or "big 6" wheel.

      You may also use Form W-8BEN to certify that income from a notional principal contract is not effectively connected with the conduct of a trade or business in the United States.

      A withholding agent or payer of the income may rely on a properly completed Form W-8BEN to treat a payment associated with the Form W-8BEN as a payment to a foreign person who beneficially owns the amounts paid. If applicable, the withholding agent may rely on the Form W-8BEN to apply a reduced rate of withholding at source.

      Provide Form W-8BEN to the withholding agent or payer before income is paid or credited to you. Failure to provide a Form W-8BEN when requested may lead to withholding of a 30% or 31% amount from the payment.

Who must file. You must give Form W-8BEN to the withholding agent or payer if you are a foreign person and you are the beneficial owner of an amount subject to withholding. Submit Form W-8BEN when requested by the withholding agent or payer whether or not you are claiming a reduced rate of, or exemption from, withholding.

      DO NOT use Form W-8BEN if:

o You are a U.S. citizen (even if you reside outside the United States) or other U.S. person (including a resident alien individual). Instead, use Form W-9, Request for Taxpayer Identification Number and Certification.

o You are a nonresident alien individual who claims exemption from withholding on compensation for independent or dependent personal services performed in the United States. Instead, provide Form 8233, Exemption from Withholding on Compensation for Independent (and Certain Dependent) Personal Services of a Nonresident Alien Individual, or Form W-4, Employee's Withholding Allowance Certificate.

o You are receiving income that is effectively connected with the conduct of a trade or business in the United States. Instead, provide Form W-8ECI, Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States. If any of the income for which you have provided a Form W-8BEN becomes effectively connected, this is a change in circumstances and Form W-8BEN is no longer valid. You must file Form W-8ECI. See Change in status on page 2.

o You are a tax-exempt organization, foreign government, international organization, or foreign central bank of issue claiming the applicability of section 501(c), 892, 895, or 1443(b). Instead, provide Form W-8EXP, Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding. However, you should use Form W-8BEN if you are claiming treaty benefits or are providing the form only to claim exempt recipient status for backup withholding purposes.

o You are a foreign partnership, other than a hybrid entity (see Definitions on page 2) claiming treaty benefits. Instead, provide Form W-8IMY, Certificate of Foreign Intermediary, Foreign Partnership, or Certain U.S. Branches for United States Tax Withholding. However, if you are a partner in a partnership and you are not yourself a partnership, you may be required to furnish a Form W-8BEN to the partnership.

o You are a reverse hybrid entity (see Definitions on page 2) transmitting beneficial owner documentation provided by your interest holders to claim treaty benefits on their behalf. Instead, provide Form W-8IMY.

o You are a withholding foreign partnership. A withholding foreign partnership is a foreign partnership that has entered into a withholding agreement with the IRS under which it agrees to assume primary withholding responsibility for each partner's distributive share of income subject to withholding that is paid to the partnership. Instead, provide Form W-8IMY.

o You are a disregarded entity with a single owner that is a U.S. person and you are not a hybrid entity claiming treaty benefits. Instead, provide Form W-9.

o You are acting as an intermediary (i.e., acting not for your own account, but for the account of others as an agent, nominee, or custodian). This includes a foreign person acting as a trustee or executor of a U.S. or foreign trust or estate. Instead, provide Form W-8IMY. However, see Trusts and estates on page 2.

                                Cat. No. 25576H
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Giving Form W-8BEN to the withholding agent. Give Form W-8BEN to the person who is requesting it from you. Generally, this will be the person from whom you receive the payment or who credits your account. Give Form W-8BEN to the person requesting it before the payment is made to you or credited to your account. If you do not provide this form, the withholding agent may have to withhold at a 30% (foreign-person withholding) or 31% (backup withholding) rate. If you receive more than one type of income from a single withholding agent for which you claim different benefits, the withholding agent may, at its option, require you to submit a Form W-8BEN for each different type of income. Generally, a separate Form W-8BEN must be given to each withholding agent.

Note: If you own the income or account jointly with one or more other persons, the income or account will be treated by the withholding agent as owned by a foreign person only if Forms W-8BEN are provided by all of the owners. In that case, the withholding rate will be the highest applicable rate. If a withholding agent or payer does not receive a Form W-8BEN from all of the joint owners or if it receives a Form W-9 from any of the joint owners, the payment must be treated as made to a U.S. person.

      Trusts and estates. A foreign person that is a trustee or executor of a U.S. or foreign trust or estate must provide a Form W-8IMY. If the person is considered to be a nonqualified intermediary and is the trustee of a trust described in section 651(a) or a trust, all or a portion of which is treated as owned by the grantor or other person under sections 671 through 679, it must attach Forms W-8BEN, Forms W-8EXP, or, if required, Forms W-9, of the beneficiaries or grantors of the trust. In all other cases, the foreign trustee or executor must attach a Form W-8BEN, Form W-8EXP, or, if required, Form W-9, completed on behalf of the trust or estate. See the Instructions for Form W-8IMY for more information.

      DO NOT send Form W-8BEN to the IRS.

Change in status. If a change in circumstances makes any information on the Form W-8BEN you have submitted incorrect, you must notify the withholding agent or payer within 30 days of the change in circumstances and you must file a new Form W-8BEN or other appropriate form.

      If you use Form W-8BEN to certify that you are a foreign person, a change of address to an address in the United States is a change in circumstances. Generally, a change of address within the same foreign country or to another foreign country is not a change in circumstances. However, if you use Form W-8BEN to claim treaty benefits, a move to the United States or outside the country where you have been claiming treaty benefits is a change in circumstances. In that case, you must notify the withholding agent or payer within 30 days of the move.

      If you become a U.S. citizen or resident after you submit Form W-8BEN, you are no longer subject to the 30% foreign-person withholding rate. You must notify the withholding agent or payer within 30 days of becoming a U.S. citizen or resident. You may be required to provide a Form W-9. For more information, see the Instructions for the Requestor of Form W-9.

Expiration of Form W-8BEN. Generally, a Form W-8BEN provided without a taxpayer identification number (TIN) will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. For example, a Form W-8BEN signed on September 30, 1999, remains valid through December 31, 2002. A Form W-8BEN furnished with a TIN will remain in effect until the status of the person whose name is on the form changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN containing a TIN remains valid for as long as the filer's status and the information relevant to the filer's certification on the form remains unchanged (including a form provided solely to obtain an exception from domestic information reporting and backup withholding).

Definitions

Beneficial owner. The beneficial owner is the person who is the owner of the income for tax purposes and who beneficially owns the income. Thus, a person receiving income as a nominee, custodian, or agent for another person is not the beneficial owner of the income. Generally, a person is treated as the owner of the income to the extent it is required under U.S. tax principles to include the amount paid in gross income on a tax return. A person who is the owner of income is considered the beneficial owner of that income unless that person is a conduit entity whose participation in a transaction can be disregarded. Generally, the principles of section 7701(l) and Regulations section 1.881-3 apply to determine if a person is a conduit entity.

      The beneficial owners of income paid to a partnership are those persons who, under U.S. tax principles, are the owners of the income for tax purposes in their separate or individual capacities and who beneficially own the income. Generally, the beneficial owners of income paid to a partnership are the partners, other than a partner that is itself a partnership or a conduit. (If a partner is a partnership or conduit, the beneficial owner is the first person in the chain of ownership that is not itself a partnership or a conduit. See Form W-8IMY.)

Note: A payment to a person that a withholding agent or payer may treat as a U.S. partnership is treated as a payment to a U.S. payee. A payment to a U.S. partnership is not subject to 30% foreign-person withholding. A U.S. partnership should provide the withholding agent with a Form W-9.

      For more beneficial owner requirements applicable to claiming treaty benefits, see the Specific Instructions for Part II.

Foreign person. A foreign person includes a nonresident alien individual, a foreign corporation, a foreign partnership, a foreign trust, a foreign estate, and any other person that is not a U.S. person. It also includes a foreign branch or office of a U.S. financial institution or U.S. clearing organization if the foreign branch is a qualified intermediary. Generally, a payment to a U.S. branch of a foreign person is a payment to a foreign person.

Nonresident alien individual. Any individual who is not a citizen or resident of the United States is a nonresident alien individual. An alien individual meeting either the "green card test" or the "substantial presence test" for the calendar year is a resident alien. Any person not meeting either test is a nonresident alien individual. Additionally, an alien individual who is a resident of a foreign country under the residence article of an income tax treaty, or an alien individual who is a resident of Puerto Rico, Guam, the Commonwealth of the Northern Mariana Islands, the U.S. Virgin Islands, or American Samoa is a nonresident alien individual. See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Note: Even though a nonresident alien individual married to a U.S. citizen or resident alien may choose to be treated as a resident alien for certain purposes (e.g., filing a joint income tax return), such individual is still treated as a nonresident alien for withholding tax purposes on all income except wages.

Hybrid entity. A hybrid entity is any person (other than an individual) that is treated as fiscally transparent (see below) in the United States but is not treated as fiscally transparent (i.e., is treated as a taxable entity) by a country with which the United States has an income tax treaty. For example, an entity that is treated as a partnership or as a disregarded entity under U.S. tax principles but is treated as an entity equivalent to a U.S. corporation under the other treaty country's principles is a hybrid entity. A trust can be a hybrid entity if it is treated as a trust described in section 651(a) or sections 671 through 679 under U.S. tax principles but is not treated as a trust described under those sections under the other treaty country's principles. Hybrid entity status is relevant for claiming treaty benefits. See the Specific Instructions for Part II.

Reverse hybrid entity. A reverse hybrid entity is any person (other than an individual) that is not fiscally transparent under U.S. tax law principles (i.e., is a taxable entity) but that is fiscally transparent under the laws of a jurisdiction with which the United


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States has an income tax treaty. For example, an entity that is treated as equivalent to a U.S. partnership by the other treaty country but is treated by the United States as a corporation is a reverse hybrid entity. See the Specific Instructions for Part II.

Fiscally transparent entity. An entity is treated as fiscally transparent to the extent that the interest holders in the entity must take into account separately their shares of items of income paid to the entity, and must determine the character of the items of income as if they were realized directly from the source from which realized by the entity. For example, partnerships are generally considered to be fiscally transparent. See Regulations section 1.894-1T(d)(4)(ii).

Disregarded entity. A business entity that has a single owner and is not a corporation under Regulations section 301.7701-2(b) is disregarded as an entity separate from its owner.

Amounts subject to withholding. This means amounts from sources within the United States that are fixed or determinable annual or periodical (FDAP) income. FDAP income is all income included in gross income, including interest (as well as OID), dividends, rents, royalties, and compensation. FDAP income does not include most gains from the sale of property (including market discount and option premiums). FDAP income also does not include items of U.S. source income that are excluded from gross income without regard to the identity of the holder, such as interest under section 103(a).

Withholding agent. Any person, U.S. or foreign, that has the control, receipt, custody, disposal, or payment of any amount subject to withholding is a withholding agent. The withholding agent may be an individual, corporation, partnership, trust, association, or any other entity, including (but not limited to) any foreign intermediary, foreign partnership, and U.S. branches of certain foreign banks and insurance companies. Generally, the person who pays (or causes to be paid) the amount subject to withholding to the foreign person (or to its agent) must withhold.

================================================================================

Specific Instructions

Note: An entity that is fiscally transparent under U.S. law should give Form W-8BEN to a withholding agent only if that entity is:

o A hybrid entity and is claiming a reduced rate of withholding under an income tax treaty; OR

o A reverse hybrid entity using Part I for income for which no treaty benefit is being claimed.

In all other cases, a fiscally transparent entity (other than a disregarded entity with a single U.S. owner) should give Form W-8IMY to the withholding agent. See the Specific Instructions for Part II.

Part I

Line 1. Enter your name. If you are a disregarded entity with a single owner that is a foreign person and you are not claiming treaty benefits as a hybrid entity, this form should be completed and signed by your foreign single owner. However, if you are a disregarded entity that is claiming treaty benefits as a hybrid entity, this form should be completed and signed by you.

Line 2. Enter the country of incorporation if you are a corporation. If you are another type of entity, enter the country under whose laws you are created, organized, or governed. If you are an individual, enter N/A (for "not applicable").

Line 3. Check the one box that applies. By checking a box, you are representing that you qualify for this classification. You must check the box that represents your classification (e.g., corporation, partnership, trust, estate, etc.) under U.S. tax principles. Do not check the box that describes your status under the law of the treaty country or the status of your single owner. If you are a partnership or disregarded entity receiving a payment for which treaty benefits are being claimed, you must check the Partnership or Disregarded entity box. If you are a sole proprietor, check the Individual box, not the Disregarded entity box.

Line 4. Your permanent residence address is the address in the country where you claim to be a resident for purposes of that country's income tax. If you are giving Form W-8BEN to claim a reduced rate of withholding under an income tax treaty, you must determine your residency in the manner required by the treaty. Do not show the address of a financial institution, a post office box, or an address used solely for mailing purposes. If you are an individual who does not have a tax residence in any country, your permanent residence is where you normally reside. If you are not an individual and you do not have a tax residence in any country, the permanent residence address is where you maintain your principal office.

Line 5. Enter your mailing address only if it is different from the address you show on line 4.

Line 6. A U.S. taxpayer identification number (TIN) is a social security number
(SSN), employer identification number (EIN), or IRS individual taxpayer identification number (ITIN). Check the appropriate box for the type of taxpayer identification number you are providing.

      Contact a Social Security Administration (SSA) office to find out if you are eligible to get an SSN. If you do not have an SSN but are eligible to get one, apply on Form SS-5, Application for a Social Security Card. If you do not have, and are not eligible to obtain, an SSN, you may apply for an ITIN using Form W-7, Application for IRS Individual Taxpayer Identification Number.

      If you are other than an individual (including a foreign estate or trust), or you are an individual who is an employer or who is engaged in a U.S. trade or business as a sole proprietor, use Form SS-4, Application for Employer Identification Number, to obtain an EIN. If you are a disregarded entity claiming treaty benefits as a hybrid entity, enter your TIN.

      You must provide a TIN if you are:

      1. A foreign trust or estate, whether or not you are claiming relief under a tax treaty; or

      2. Claiming benefits under an income tax treaty. However, a TIN is not required to be shown in order to claim treaty benefits on the following items of income:

o Dividends and interest from stocks and debt obligations that are actively traded;

o Dividends from any redeemable security issued by an investment company registered under the Investment Company Act of 1940 (mutual fund);

o Dividends, interest, or royalties from units of beneficial interest in a unit investment trust that are (or were upon issuance) publicly offered and are registered with the SEC under the Securities Act of 1933; and

o Income related to loans of any of the above securities.

Note: You may want to obtain and provide a TIN on Form W-8BEN even though it is not required. A Form W-8BEN containing a TIN remains valid for as long as your status and the information relevant to the certifications you make on the form remain unchanged.

Line 7. If your country of residence for tax purposes has issued you a tax identifying number, enter it here. For example, if you are a resident of Canada, enter your Social Insurance Number.

Line 8. List all account numbers with the same withholding agent or payer unless the withholding agent or payer requires you to submit a separate Form W-8BEN for each account.

Part II

Definitions for Part II

Beneficial owner. For treaty purposes, a person is the beneficial owner of income if the person is required to take the item of income into account in computing its tax liability in its country of residence and the person is not an agent, custodian, nominee, or conduit with respect to the income under U.S. tax principles. An interest holder in a fiscally transparent entity is the beneficial owner of the item of income received by the fiscally transparent entity if the interest holder is required to take its share of the income received by the entity into account in determining its tax liability and the interest holder is not an agent, custodian, nominee, or conduit with respect to the income under U.S. tax principles.

Resident. For treaty purposes, a person is a resident of a treaty country if the person is a resident of that country under the terms of the treaty. A payment received by an entity is treated as derived by a resident of the treaty country only to the extent that the payment is required to be included in the gross income of a resident of that country.

Who May Claim Treaty Benefits

Individuals

An individual is entitled to benefits under an income tax treaty if he/she is a resident of a country with which the United States has an income tax treaty and meets all other requirements of the treaty.

Entities

Nonfiscally transparent entities. If an entity is not considered fiscally transparent under the laws of a treaty country, the entity may claim treaty benefits on its own behalf by filing Form W-8BEN provided that:

      1. It derives the payment as a resident of the treaty country;

      2. The entity is the beneficial owner of the income for treaty purposes;
and

      3. All other applicable requirements for benefits under the treaty are satisfied.

Fiscally transparent entities. If an entity is considered fiscally transparent in a treaty country where an interest holder is resident, the interest holder may file a claim for treaty benefits if:

      1. The interest holder derives the income as a resident of a treaty country;

      2. The interest holder is the beneficial owner of the income for treaty purposes;

      3. The interest holder meets all other applicable requirements under the treaty;

      4. The interest holder provides a completed Form W-8BEN to the entity; and

      5. The entity provides a Form W-8IMY to the withholding agent to which the interest holder's Form(s) W-8BEN are attached.

Note: An income tax treaty may not apply to reduce the amount of any tax on income received by an entity that is treated as a domestic corporation for U.S. tax purposes. Therefore, neither the domestic corporation nor its shareholders are entitled to the benefits of a reduction of U.S. income tax on income received from U.S. sources by the corporation.

Dual Claims

An entity may simultaneously file claims for treaty benefits on its own behalf for a portion of the payment and on behalf of its interest holders for another portion of the same payment (dual claims). The entity must provide Form W-8BEN to claim benefits on its own behalf and provide Form W-8IMY to claim benefits on behalf of its interest holders. The entity generally must include a completed Form W-8BEN or other documentary evidence provided by the interest holders with its Form W-8IMY.

      Example 1. Entity X, a business organization formed under the laws of Country A, is liable for tax in Country A. Entity X is a hybrid entity (i.e., is treated as fiscally transparent by the United States but as nonfiscally transparent by Country A). Entity X is owned equally by C, a Country A resident, and D, a Country B resident. Entity X receives from the withholding agent a U.S. source royalty payment and U.S. source interest income. There is an income tax treaty between the United States and Country A that reduces the rate on royalties to 5%. Entity X is the beneficial owner of the royalty income for treaty purposes. Entity X qualifies as a resident of Country A and meets all other requirements to claim a reduced rate on the royalty income under the Country A treaty. To claim the reduced rate, Entity X must file Form W-8BEN.

      The interest income is potentially eligible for the portfolio interest exemption under sections 871(c) and 881(c). For the portfolio interest payment, Entity X must file Form W-8IMY, with the Forms W-8BEN of C and D attached, because Entity X is not the beneficial owner of the portfolio interest income since it is not required under U.S. tax principles to include the amount paid in gross income on a tax return.

      Example 2. The facts are the same as in Example 1. Under Country B law, Entity X is considered fiscally transparent. There is an income tax treaty between the United States and Country B that reduces the rate on royalties to 0%. D qualifies as a resident of Country B and meets all other requirements to claim the zero rate under the Country B treaty. Entity X may also file a claim for benefits under the Country B treaty on behalf of D for the remaining portion of the royalty income by providing Form W-8IMY, with the Form W-8BEN of D attached. Entity X may submit a Form W-8BEN to claim benefits under the Country A treaty on its own behalf for the remaining portion of the royalty income.

Line 9a. Enter the country where you claim to be a resident for income tax treaty purposes.

Line 9b. If you are claiming benefits under an income tax treaty, you must have a TIN unless one of the exceptions listed in the instructions for Part I, line 6 applies.

Line 9c. If you are not an individual, you must meet the requirements of any "limitation on benefits" article in the applicable income tax treaty and you must be the person who derives the income as a resident of a treaty country.

Note: If you are an entity that derives the income as a resident of a treaty country, you may check this box if the applicable income tax treaty does not contain a "limitation on benefits" article.

Line 9d. Caution: If you are claiming treaty benefits under an income tax treaty entered into force after December 31, 1986, do not use this box. Instead, use box c.

      If you are a foreign corporation claiming treaty benefits under an income tax treaty that entered into force before January 1, 1987 (and has not been renegotiated) on (a) U.S. source dividends paid to you by another foreign corporation, or (b) U.S. source interest paid to you by a U.S. trade or business of another foreign corporation, you must generally be a "qualified resident" of a treaty country. See section 884 for the definition of interest paid by a U.S. trade or business of a foreign corporation ("branch interest") and other applicable rules.

      In general, a foreign corporation is a qualified resident of a country if one or more of the following applies:

o It meets a 50% ownership and base erosion test.

o It is primarily and regularly traded on an established securities market in its country of residence or the United States.

o It carries on an active trade or business in its country of residence.

o It gets a ruling from the IRS that it is a qualified resident.

      See Regulations section 1.884-5 for the requirements that must be met to satisfy each of these tests.

Line 9e. Check this box if you are related to the withholding agent within the meaning of section 267(b) or 707(b) and the aggregate amount subject to withholding received during the calendar year exceeds $500,000. Additionally, you must file Form 8833, Treaty-Based Return Position Disclosure Under Section 6114 or 7701(b).

Line 10. Line 10 must be used only if you are claiming treaty benefits that require that you meet conditions not covered by the representations you make in lines 9a through 9e. However, this line should always be completed by foreign students and researchers claiming treaty benefits. See Scholarship and Fellowship Grants, on page 5 for more information.

      Additional examples of persons who should complete this line are:

      1. Exempt organizations claiming treaty benefits under the exempt organization articles of the treaties with Canada, Mexico, Germany, and the Netherlands;


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

      2. Persons claiming an exemption under a personal services article that contains a monetary threshold;

      3. Foreign corporations that are claiming a preferential rate applicable to dividends based on ownership of a specific percentage of stock.

      4. Persons claiming treaty benefits on royalties if the treaty contains different withholding rates for different types of royalties.

      This line is generally not applicable to claiming treaty benefits under an interest or dividends (other than dividends subject to a preferential rate based on ownership) article of a treaty.

Scholarship and Fellowship Grants.

      A nonresident alien student (including a trainee or business apprentice) or researcher who receives scholarship or fellowship grant income may use Form W-8BEN to claim benefits under a tax treaty that apply to reduce or eliminate U.S. tax on such income. No Form W-8BEN is required unless a treaty benefit is being claimed. A nonresident alien student or researcher who receives compensation for personal services should use Form 8233 to claim any benefits of a tax treaty that apply to such compensation if the compensation is included in, or is additional to, the individual's scholarship or fellowship grant income.

      Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on income from a scholarship or fellowship grant. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for scholarship or fellowship grant income even after the recipient has otherwise become a U.S. resident alien for tax purposes. Thus, a student or researcher may continue to use Form W-8BEN to claim a tax treaty benefit if the withholding agent has otherwise indicated an intention to withhold on a scholarship or fellowship grant.

      Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the Protocol to the U.S.-China treaty dated April 30, 1984, allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States.

      Completing lines 4 and 9a. Most tax treaties that contain an article exempting scholarship or fellowship grant income from taxation require that the recipient be a resident of the other treaty country at the time of, or immediately prior to, entry into the United States. Thus, a student or researcher may claim the exemption even if he or she no longer has a permanent address in the other treaty country after entry into the United States. If this is the case, you may provide a U.S. address on line 4 and still be eligible for the exemption if all other conditions required by the tax treaty are met. You must also identify on line 9a the tax treaty country of which you were a resident at the time of, or immediately prior to, your entry into the United States.

      Completing line 10. You must complete line 10 if you are a student or researcher claiming an exemption from taxation on your scholarship or fellowship grant income under a tax treaty. You must identify the applicable treaty article. Additionally, if you are a U.S. resident alien and are relying on an exception contained in the saving clause of a tax treaty to claim exemption from taxation on your scholarship or fellowship income, you must specify the article number (or location) in the tax treaty that contains the saving clause and its exceptions.

Part III

Line 11. You must check this box and provide the withholding agent with the required statement for income from a notional principal contract that is to be treated as income not effectively connected with the conduct of a trade or business in the United States. You should update this statement as often as necessary. A new Form W-8BEN is not required for each update provided the form otherwise remains valid.

Part IV

Form W-8BEN must be signed and dated by the beneficial owner of the income, or, if the beneficial owner is not an individual, by an authorized representative or officer of the beneficial owner. If Form W-8BEN is completed by an agent acting under a duly authorized power of attorney, the form must be accompanied by the power of attorney in proper form or a copy thereof specifically authorizing the agent to represent the principal in making, executing, and presenting the form. Form 2848, Power of Attorney and Declaration of Representative, may be used for this purpose. The agent, as well as the beneficial owner, may incur liability for the penalties provided for an erroneous, false, or fraudulent form.

      Certain individuals who expatriate are subject to special tax rules under section 877. You are considered to have expatriated if any of the following events occurs:

o You renounce your U.S. citizenship before a diplomatic or consular officer of the United States.

o You furnish to the U.S. Department of State a statement of voluntary relinquishment of U.S. nationality confirming an act of expatriation.

o The U.S. Department of State issues you a certificate of loss of U.S. nationality.

o A U.S. Federal court cancels your certificate of naturalization.

If you are a former long-term lawful permanent resident ("green-card" holder) for at least 8 of the 15 consecutive tax years ending with the year you ceased to be a resident, you may also be subject to these special tax rules. Also, if you expatriated after February 5, 1995, and a principal purpose of your expatriation was tax avoidance, you are generally not entitled to claim treaty benefits. For more information on figuring the tax under section 877, see the Instructions for Form 1040NR.

Broker transactions or barter exchanges. Income from transactions with a broker, or barter exchanges, is subject to reporting rules and backup withholding unless Form W-8BEN or a substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person.

      You are an exempt foreign person for a calendar year in which: (1) you are a nonresident alien individual or a foreign corporation, partnership, estate, or trust; (2) you are an individual who has not been, and does not plan to be, present in the United States for a total of 183 days or more during the calendar year; and (3) you are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

================================================================================

Paperwork Reduction Act Notice. We ask for the information on this form to carry out the Internal Revenue laws of the United States. You are required to provide the information. We need it to ensure that you are complying with these laws and to allow us to figure and collect the right amount of tax.

      You are not required to provide the information requested on a form that is subject to the Paperwork Reduction Act unless the form displays a valid OMB control number. Books or records relating to a form or its instructions must be retained as long as their contents may become material in the administration of any Internal Revenue law. Generally, tax returns and return information are confidential, as required by section 6103.

      The time needed to complete and file this form will vary depending on individual circumstances. The estimated average time is: Recordkeeping, 5 hr., 59 min.; Learning about the law or the form, 2 hr., 41 min.; Preparing and sending the form to IRS, 2 hr., 54 min.

      If you have comments concerning the accuracy of these time estimates or suggestions for making this form simpler, we would be happy to hear from you. You can write to the Tax Forms Committee, Western Area Distribution Center, Rancho Cordova, CA 95743-0001. DO NOT send Form W-8BEN to this office. Instead, give it to your withholding agent.


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